SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934)

                             ----
Filed by the Registrant     / X /
                            ----

                                                ----
Filed by a Party other than the Registrant     /   /
                                               ----

Check the appropriate box:
 ----                                     ----
/ X / Preliminary Proxy Statement        /   / Confidential, For Use of the Com-
----                                     ----  mission Only (as permitted by
                                               Rule 14a-6(e)(2))
 ----
/   / Definitive Proxy Statement
----

 ----
/   / Definitive Additional Materials
----

 ----
/   / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
----

                           Tredegar Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     -----
    /  X /  No fee required.
    -----

     -----
    /    /  Fee computed on the table below per Exchange Act Rule 14a-6(i)(1)
    -----   and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total Fee paid:

--------------------------------------------------------------------------------
     -----
    /    /  Fee paid previously with preliminary materials:
    -----
     -----
    / / Check box if any part of the fee is offset as provided by Exchange ----- Act Rule 0-11(a)(2) and identify the filing for which the offsetting
            fee   was   paid   previously.   Identify  the  previous  filing  by
            registration statement number, or the form or schedule and date of its filing.

     (1)  Amount previously paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

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     (4)  Date Filed:

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
                            Tredegar Industries, Inc.

                              1100 Boulders Parkway
                            Richmond, Virginia 23225




                                     [LOGO]




                         Annual Meeting of Shareholders



                                                                  March 29, 1999



To the Shareholders:

         We invite you to attend the Annual Meeting of Shareholders to be held in the Grand Ballroom of The Jefferson Hotel, Franklin & Adams Streets, Richmond, Virginia, on Thursday, May 20, 1999, at 9:30 a.m., Eastern Daylight Time. A formal notice of the meeting, a proxy statement and a proxy form are enclosed. You are being asked to elect directors, approve the designation of auditors for the coming year, approve the Amended and Restated Incentive Plan and approve changing the name of the Corporation to Tredegar Corporation.

         Please read the notice and proxy statement, complete the proxy form and mail it promptly.

                                      Sincerely yours,


                                      \[GOTTWALD SIG\]


                                      John D. Gottwald
                                      President and Chief Executive Officer

                            Tredegar Industries, Inc.
                              1100 Boulders Parkway
                            Richmond, Virginia 23225



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


         The Annual Meeting of the holders of shares of Tredegar Industries, Inc.'s ("Tredegar") Common Stock ("Common Stock") will be held in the Grand
Ballroom of The Jefferson Hotel, Franklin & Adams Streets, in Richmond, Virginia, on Thursday, May 20, 1999, at 9:30 a.m., Eastern Daylight Time, for the following purposes:

1. To elect three directors to serve until the 2002 annual meeting and until their successors are elected;

2. To approve the designation of PricewaterhouseCoopers LLP as auditors for the fiscal year ending December 31, 1999;

3.       To approve the Amended and Restated Incentive Plan;

4. To approve the amendment to Tredegar's Articles of Incorporation to change its name; and

5.       To conduct any other business properly raised at the meeting.

         Anyone who is shown on Tredegar's stock records as holding shares of Common Stock at the close of business on March 19, 1999, may vote at the meeting.

         Please complete, sign, date and return the enclosed proxy form promptly, regardless of whether you plan to attend the meeting. You may still vote in person at the meeting even if you return the proxy. A self-addressed, stamped envelope is enclosed.

                                        By Order of the Board of Directors


                                        Nancy M. Taylor, Secretary



March 29, 1999

                                 PROXY STATEMENT

                                       for

                         ANNUAL MEETING OF SHAREHOLDERS
                            TREDEGAR INDUSTRIES, INC.

                             To be held May 20, 1999

                   Approximate date of mailing--March 29, 1999

         Tredegar's Board of Directors (the "Board") is soliciting your proxy for the Annual Meeting of Shareholders to be held on Thursday, May 20, 1999. Anyone giving a proxy may revoke it any time before it is voted. A proxy can be revoked by voting in person at the meeting, delivering another proxy, or notifying Tredegar's Secretary in writing that you want to revoke your proxy. All signed proxies that have not been revoked will be voted at the Annual Meeting. If your proxy contains any specific instructions, they will be followed.

         On March 19, 1999, the date for determining shareholders entitled to vote at the meeting, there were [_______________] outstanding shares of Common Stock. Each share of Common Stock is entitled to one vote.

         Tredegar will pay the cost of soliciting proxies and may use employees to solicit proxies by mail, in person or by telephone. Corporate Investor Communications, Inc. ("CIC") has been engaged to solicit proxies from brokers, nominees, fiduciaries and other custodians. Tredegar will pay CIC $4,500 for its services and will reimburse CIC for its out-of-pocket expenses.

         Tredegar's address is 1100 Boulders Parkway, Richmond, Virginia 23225.

                              ELECTION OF DIRECTORS

         The Board is divided into three classes of directors as nearly equal in number as possible. Each class of directors serves for three years. The term for each class is staggered so that one class is elected at each annual meeting.

         The terms of Phyllis Cothran, Richard W. Goodrum and Floyd D. Gottwald, Jr., will expire at the 1999 Annual Meeting. Phyllis Cothran, Richard W. Goodrum and Floyd D. Gottwald, Jr., have been nominated by the Board for election at the 1999 Annual Meeting for the term expiring at the 2002 Annual Meeting of Shareholders.

         To be elected, a nominee must receive "for" votes from shareholders owning at least a plurality of the shares of Common Stock voted in the election of directors. Unless otherwise specified in your proxy, signing and returning your proxy will constitute a vote "for" all of the nominees. Any votes withheld and any shares held in street name ("Broker Shares") that are not voted in the election of directors will not be counted in determining the number of votes cast. In the event that any nominee for director is unavailable for election, the Board may either reduce the number of directors or designate a substitute nominee. If the Board selects a substitute nominee, the shares represented by proxy will be voted for the substitute nominee, unless otherwise specified.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" ALL OF THE NOMINEES.

Below is some information on the three nominees and the directors who will continue on the Board after the meeting:

Austin Brockenbrough, III - age 62; director since 1993; Managing Director and President of Lowe, Brockenbrough & Company, Inc. (private investment counseling firm) since 1970. Other directorship: Trustee of The Williamsburg Investment Trust. Term expires 2000.

Phyllis Cothran - age 51; director since 1993; retired, having served previously as President and Chief Operating Officer of Trigon Blue Cross Blue Shield, a health insurance (and related services) company, from November, 1990 until March 31, 1997. Other directorship: Ethyl Corporation ("Ethyl"), a petroleum additives company. Term expires 1999.

Richard W. Goodrum - age 70; director since 1989; retired, having served previously as Executive Vice President and Chief Operating Officer of Tredegar from July 10, 1989 until March 31, 1996. Term expires 1999.

Floyd D. Gottwald, Jr. - age 76; director since 1989; Chairman of the Board and Chief Executive Officer of Albemarle Corporation, a chemicals company ("Albemarle"), since March 1, 1994. Other directorship: Albemarle. Term expires 1999.

John D. Gottwald - age 44; director since 1989; President and Chief Executive Officer of Tredegar since July 10, 1989. Other directorship: Albemarle. Term expires 2001.

William M. Gottwald - age 50; director since 1997; Vice President, Corporate Strategy, of Albemarle since August, 1996; having served previously as Senior Vice President of Ethyl from September, 1994 until August, 1996, and as President of Whitby, Inc., a pharmaceuticals company, from September, 1989 until September, 1994. Term expires 2000.

Andre B. Lacy - age 59; director since 1989; Chairman of the Board, Chief Executive Officer and President of LDI Management, Inc. (distribution and manufacturing holding company), and Managing General Partner of LDI, Ltd. (industrial and investment limited partnership) since 1986. Other directorships:
Albemarle, FinishMaster, Inc., Herff Jones, Inc., IPALCO Enterprises, Inc., The National Bank of Indianapolis, Patterson Dental Company. Term expires 2001.

Richard L. Morrill - age 59; director since 1997; Chancellor and Distinguished Professor of Ethics and Democratic Values, University of Richmond since July 1, 1998; having served previously as President of the University of Richmond from 1988 until June 30, 1998.
Other directorship:  The Williamsburg Investment Trust.  Term expires 2000.

Emmett J. Rice - age 79;  director  since 1989;  retired,  former  member of the
Board  of  Governors  of  the  Federal  Reserve  System.   Other  directorships:
Albemarle, Jardine-Fleming China Region Fund, Inc. and Legg Mason Institutional Advisors II. Term expires 2001.

Norman A. Scher - age 61; director since 1989; Executive Vice President and Chief Financial Officer of Tredegar since July 10, 1989; having served previously as Treasurer of Tredegar from July 10, 1989 until May 22, 1997. Other directorship: DIMON, Incorporated.
Term expires 2000.

Thomas G. Slater, Jr. - age 54; director since 1998; Partner of Hunton & Williams, a law firm, since 1976. Term expires 2001.

         There were five meetings of the Board held in 1998. Except for Andre B. Lacy, all of the directors attended at least 75% of the total number of Board meetings and Board Committees meetings (of which the director was a member) held in 1998. Mr. Lacy missed two Board meetings and one Audit Committee meeting.

         John D. Gottwald, Richard W. Goodrum and Norman A. Scher serve on Tredegar's Executive Committee. Tredegar's By-laws allow the Executive Committee to exercise the authority of the Board, except as limited by the Virginia Stock Corporation Act, and except with respect to the compensation of executive officers (which is determined by the Executive Compensation Committee). During 1998, the Executive Committee met informally as required as Tredegar's principal management committee.

         Austin Brockenbrough, III, Richard W. Goodrum and Andre B. Lacy serve on Tredegar's Audit Committee, which met twice during 1998. This Committee reviews Tredegar's internal audit and financial reporting functions and the scope and results of the audit performed by Tredegar's independent accountants. The Audit Committee reports to the Board on those matters and recommends to the Board the engagement of the independent accountants.

         Phyllis Cothran, Richard L. Morrill and Emmett J. Rice serve on Tredegar's Executive Compensation Committee, which met three times in 1998. This Committee approves the salaries and bonus awards of executive officers, and grants awards under Tredegar's stock incentive plans (other than the Directors' Stock Plan). The Executive Compensation Committee is composed of individuals who, either currently or in the prior year, are not and were not eligible to participate in any stock incentive plan of Tredegar, other than the Directors' Stock Plan. Grants under the Directors' Stock Plan are approved by Tredegar's Board of Directors.

         Austin Brockenbrough, III, John D. Gottwald and Thomas G. Slater, Jr., serve on Tredegar's Nominating Committee, which met once in 1998. This Committee recommends to the Board the nominees for election as directors and may make other recommendations regarding the term of office, classification and compensation of directors.

         Austin Brockenbrough, III, Richard L. Morrill and Norman A. Scher serve on Tredegar's Investment Policy Committee, which met six times in 1998. This Committee administers Tredegar's Investment Conflict of Interest Policy.

         Tredegar's By-laws allow any shareholder who is entitled to vote in the election of directors to nominate a director. To do so, the shareholder must give written notice to Tredegar's Secretary at least ninety days before the Annual Meeting of Shareholders or, when an election is to be held at a special meeting of shareholders, by the close of business on the seventh day following the day that the notice of the special meeting is given to shareholders. The notice must include the following: (i) the name and address of the shareholder and of each person nominated, (ii) a representation that the shareholder is a record holder of Tredegar's Common Stock, that he or she is entitled to vote at the meeting and will appear in person or by proxy at the meeting to nominate the people named in the notice, (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person pursuant to which the nomination is being made, (iv) the information on each nominee required under the applicable rules of the Securities and Exchange
Commission to be included in a proxy and (v) the consent of each of the shareholder's nominees to serve as a director of Tredegar if elected.

         John D. Gottwald and William M. Gottwald are brothers and are sons of Floyd D. Gottwald, Jr. The Gottwalds may be deemed to be control persons of Tredegar. In addition, Thomas G. Slater, Jr., is married to John D. Gottwald's sister-in-law.

                                 STOCK OWNERSHIP

         Below is information on the beneficial ownership of Tredegar's Common Stock by the directors, nominees and the executive officers named in the Summary Compensation Table as of February 1, 1999. The table also shows the beneficial ownership of all directors and executive officers of Tredegar as a group as of February 1, 1999.


                                           Security Ownership of Management

                                          Number of Shares         Number of Shares     Total
                                          with Sole Voting            with Shared      Number
                                           and Investment             Voting and         of            Percent of
                                               Power               Investment Power    Shares           Class(a)
                                    Outstanding       Options
Directors, Nominees and
   Certain Executive Officers(b)
Austin Brockenbrough, III                  45,000              --             18,610     63,610  (c)
Phyllis Cothran                            17,100              --                 --     17,100
Michael W. Giancaspro                     140,415          60,549                 --    200,964
Richard W. Goodrum                        388,361         247,500             13,500    649,361        _______%
Floyd D. Gottwald, Jr.                  3,394,059              --            283,818  3,677,877  (d)   _______%
John D. Gottwald                        1,458,716         634,800            727,264  2,820,780  (e)   _______%
William M. Gottwald                        87,471              --            580,570    668,041  (f)   _______%
Andre B. Lacy                               1,002              --            288,000    289,002  (g)
Douglas R. Monk                            44,078         146,985                 --    191,063
Richard L. Morrill                            600              --                 --        600
Emmett J. Rice                              2,385              --                 --      2,385
Anthony J. Rinaldi                        103,112         161,799              4,578    269,489  (h)
Norman A. Scher                           252,321         216,500                180    469,001        _______%
Thomas G. Slater, Jr.                          --              --              1,500      1,500  (i)
Management
All directors and executive officers
    as a group (17)(j)(k)                6,058,030       1,688,727       1,904,514(l)  9,651,271  (l)

-------------------
         (a) Except where otherwise noted, each person owns less than 1% of Tredegar's outstanding Common Stock.

         (b) Some of the shares may be considered to be beneficially owned by more than one person or group listed and are included in the table for each.

         (c) Austin Brockenbrough, III, disclaims beneficial ownership of 8,610 shares of Common Stock.

         (d) Floyd D. Gottwald, Jr., disclaims beneficial ownership of 283,818 shares of Common Stock.

         (e) John D. Gottwald disclaims beneficial ownership of 181,842 shares of Common Stock.

         (f) William M. Gottwald disclaims beneficial ownership of 104,604 shares of Common Stock.

         (g) Andre B. Lacy disclaims beneficial ownership of 219,665 shares of Common Stock.

         (h) Anthony J. Rinaldi disclaims beneficial ownership of 4,425 shares of Common Stock.

         (i) Thomas G. Slater, Jr., disclaims beneficial ownership of 1,500 shares of Common Stock

         (j) The directors, nominees and executive officers have sole voting and investment power over their shares, except for the those listed in the third column, which are held by or jointly with spouses, by children or in partnerships and certain trust relationships. Any shares held under Ethyl's, Albemarle's or Tredegar's benefit plans for any director, nominee or executive officer are included in the number of shares over which that person has sole voting or investment power. Shares held by the trustees of those plans for other employees are not included. See Note (d) to the table "Security Ownership of Certain Beneficial Owners" below.

         (k) Two directors share voting and investment power for 13,506 shares. This overlap in beneficial ownership has been eliminated in calculating the number of shares and the percentage of class owned by Management.

         (l) The above table does not include some of the shares owned by the adult children of Floyd D. Gottwald, Jr. Nor does it include the shares owned by Floyd D. Gottwald, Jr.'s brother, Bruce C. Gottwald, and his adult children. Bruce C. Gottwald, Floyd D. Gottwald, Jr., John D. Gottwald and William M. Gottwald may be considered a "group" under Section 13(d) of the Securities Exchange Act of 1934, and the shares owned or attributed to them and their children are reported in the table "Security Ownership of Certain Beneficial Owners" below. If all of those shares were included in the table above, the total number of shares held by Management would be 15,010,020 (and ____% of total shares outstanding).

         The table below lists any person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) known to Tredegar that beneficially owned more than 5% of Tredegar's Common Stock on February 1, 1999.

                 Security Ownership of Certain Beneficial Owners


Names and Addresses                                          Number            Percent
of Beneficial Owners                                        of Shares           Class

Bruce C. Gottwald,
    Floyd D. Gottwald, Jr.,
    John D. Gottwald, and
   William M. Gottwald(a)
330 South Fourth Street
P.O. Box 2189
Richmond, VA 23217                                        12,511,941(b)(c)     _____%

Wachovia Bank of North  Carolina,  N.A.,
  as Trustee for the Savings Plan for the
  Employees of Tredegar Industries, Inc.
301 North Main Street
Winston-Salem, NC  27150                                  3,919,808(c)(d)      _____%


 ___________________
         (a) Bruce C. Gottwald, Floyd D. Gottwald, Jr., John D. Gottwald and William M. Gottwald (the "Gottwalds"), together with members of their immediate families, may be deemed to be a "group" for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, although there is no agreement among them with respect to the acquisition, retention, disposition or voting of Common Stock.

         (b) The Gottwalds, individually or together, have sole voting and investment power over all of the shares disclosed except for 3,616,085 shares held by their respective wives and children, and in certain trust relationships, some of which might be deemed to be beneficially owned by the Gottwalds under the rules and regulations of the Securities and Exchange Commission, but as to which the Gottwalds disclaim beneficial ownership. Shares owned by the adult children of Bruce C. Gottwald and Floyd D. Gottwald, Jr., are included in the group holdings of the Gottwalds.

         (c) This amount includes 221,129 shares owned of record by Wachovia Bank of North Carolina, N.A., Winston-Salem, North Carolina ("Wachovia"), as trustee of the Savings Plan for the Employees of Tredegar Industries, Inc. (the "Tredegar Savings Plan") for the benefit of John D. Gottwald.

         (d) Shares held under the Tredegar Savings Plan are voted by the Trustee according to instructions obtained from employees participating in the plan. If a participating employee does not give the Trustee voting instructions, his or her shares are voted by the Trustee according to the Board's recommendations to the shareholders (as long as doing so is consistent with the Trustee's fiduciary duties). Because members of the Gottwald family are executive officers, directors and the largest shareholders of Tredegar, they may be considered to be control persons of Tredegar and to have the ability to control the recommendations of the Board.


                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

         This table shows information on compensation paid by Tredegar to the Chief Executive Officer and the four other highest paid executive officers for their services in all their roles to Tredegar for the fiscal years ended December 31, 1998, 1997 and 1996, respectively.

                           SUMMARY COMPENSATION TABLE

                                                                             Long-Term Compensation
                                                                         -------------------------------
         Name and                                       Annual
    Principal Position                               Compensation                    Awards
------------------------------ --------------- ------------------------- ------------------------------------------------

                                                                                   Securities                All Other
                                                 Salary        Bonus               Underlying              Compensation
                               Year                ($)          ($)              Options/SARs (#)               ($)
                               ----              -------      -------            ----------------          ------------

     John D. Gottwald          1998              358,167      135,000                  -0-                    18,906(1)
    President and Chief        1997              350,000      140,000                66,000                   18,230(1)
     Executive Officer         1996              347,167      140,000                54,000                   17,824(1)

      Norman A. Scher          1998              322,292      100,000                  -0-                    16,915(2)
      Executive Vice           1997              315,000      130,000                48,000                   16,335(2)
    President and Chief        1996              313,000      130,000                36,000                   16,022(2)
     Financial Officer

      Douglas R. Monk          1998              195,631       85,000(3)               -0-                    10,105(4)
 Executive Vice President      1997              171,086       80,000(3)             36,000                    8,763(4)
     and Chief Operating       1996              165,967      150,000(3)             18,000                    8,416(4)
          Officer

    Anthony J. Rinaldi         1998              191,258       68,141(5)               -0-                     9,802(6)
   Senior Vice President       1997              181,750       94,191(5)             36,000                    9,286(6)
     And President of          1996              172,017      113,056(5)             18,000                    8,726(6)
      Films Division

   Michael W. Giancaspro       1998              171,133       90,000                  -0-                     8,747(7)
     Vice President -          1997              162,083       90,000                36,000                    8,249(7)
   Corporate Development       1996              155,917       75,000                18,000                    7,897(7)

       (1)Matching contributions under the Savings Plan for the Employees of Tredegar Industries, Inc. (the "Savings Plan") ($8,000 for 1997 and 1998 and $7,500 for 1996) and credit under the Savings Plan Benefit Restoration Plan (the "SPBR Plan") ($10,906 for 1998, $10,230 for 1997 and $10,324 for 1996).

       (2)Matching contributions under the Savings Plan ($8,000 for 1997 and 1998 and $7,500 for 1996) and credit under the SPBR Plan ($8,915 for 1998, $8,335 for 1997 and $8,522 for 1996).

       (3)Mr. Monk's bonus for 1996, 1997 and 1998 was determined under a formula-based incentive plan adopted for Tredegar's Aluminum Extrusion division. His 1998 and 1997 bonuses included a discretionary award, which is allowed under the plan.

       (4)Matching contributions under the Savings Plan ($8,000 for 1998, $7,857 for 1997 and $7,500 for 1996) and credit under the SPBR Plan ($2,105 for 1998, $906 for 1997 and $916 for 1996).

       (5)Bonus award is determined under the Tredegar Film Products division's incentive compensation plan. Although the full amount of the award is reported in the table, only a portion of the award was paid in cash to Mr. Rinaldi for the year reported. For 1998, 1997 and 1996, Mr. Rinaldi received cash payments of $43,544, $80,416 and $73,539, respectively, and the remaining portion was deferred in accordance with the terms of the plan. Under the Film Products' plan, an incentive award account is established for each plan participant. At the end of each plan year, an individual award is allocated to a participant's account. The individual award, which may be positive or negative, is determined based on the change in the division's economic profit added. Following the year-end award allocation, one-third of the balance in each participant's account is paid out in cash, unless certain performance criteria have not been met. Participants have no obligation to restore negative balances in their accounts that may arise from a deduction for a negative award, except to the extent of future positive incentive awards. A participant is entitled to the cash value of his or her account upon retirement or death, with forfeiture occurring upon the termination of employment in all other circumstances. After giving effect to the cash incentive payment to Mr. Rinaldi made in January 1999 for the award earned in 1998, the cash value of Mr. Rinaldi's incentive award account was $136,486. No interest is earned or paid on deferred amounts held in participants' accounts.

        (6)Matching contributions under the Savings Plan ($8,000 for 1997 and 1998 and $7,500 for 1996) and credit under the SPBR Plan ($1,802 for 1998, $1,268 in 1997 and $1,226 for 1996).

         (7)Matching contributions under the Savings Plan ($8,000 for 1998, $7,396 for 1997 and $7,127 for 1996) and credit under the SPBR Plan ($747 for 1998, $853 for 1997 and $770 for 1996).

Stock Options and SARs

         There were no stock options or SARs granted to any of the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 1998.

         This table describes the options exercised by the executive officers named in the Summary Compensation Table during 1998 and the year-end value of all unexercised stock options and SARs held by those executive officers.


                         AGGREGATED OPTION/SAR EXERCISES
                IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                        Number of                Value of
                                                                  Securities Underlying         Unexercised
                                                                       Unexercised             In-the-Money
                                                                     Options/SARs at          Options/SARs at
                                                                   Fiscal Year-End (#)     Fiscal Year-End ($)(1)
                               Shares Acquired        Value           Exercisable/             Exercisable/
          Name                 On Exercise (#)    Realized ($)(2)     Unexercisable            Unexercisable
          ----                 ---------------    -------------       -------------            -------------
John D. Gottwald(3)                   -0-                -0-           634,800/0(4)            14,283,000/0
Norman A. Scher                   227,500          4,518,358           216,500/0(5)             4,871,250/0
Douglas R. Monk                    24,750            571,844           146,985/0(6)             3,307,163/0
Anthony J. Rinaldi                 15,951            241,218           161,799/0(7)             3,640,478/0
Michael W. Giancaspro              45,000            850,050            60,549/0                1,362,353/0

(1)Based on the closing price of $22.50 on December 31, 1998.

(2)"Value Realized" should not be interpreted to mean that the shares acquired upon exercise have been sold.

(3)The number of options and related SARs listed for Mr. Gottwald include additional options and related SARs to purchase 31,050 shares of Common Stock of Tredegar granted as compensation for incentive stock options to purchase shares of Ethyl common stock held by Mr. Gottwald that were forfeited in connection with the spin-off of Tredegar from Ethyl. These additional options are incentive stock options.

(4)Of the total options, 278,550 include a tandem SAR.

(5)Of the total options, 42,500 include a tandem SAR.

(6)Of the total options, 14,235 include a tandem SAR.

(7)Of the total options, 45,000 include a tandem SAR.

Retirement Benefits

         All of the executive officers participate in the Tredegar Industries, Inc. Retirement Income Plan (the "Pension Plan"). The Pension Plan provides a normal retirement benefit equal to 1.1% of the participant's final average earnings up to his Social Security covered compensation, multiplied by his years of pension benefit service, plus 1.5% of final average earnings in excess of covered compensation, multiplied by his years of pension benefit service. There is no deduction for Social Security benefits. Estimated annual benefits under the Pension Plan upon retirement at age 65, determined as of December 31, 1998, to persons with specified earnings and years of pension benefit service are set forth in the table below.

         The Internal Revenue Code limits (a) the annual retirement benefit that may be paid under the Pension Plan and (b) the earnings that may be used in computing a benefit. The maximum benefit and earnings limitations are adjusted each year to reflect changes in the cost of living. For 1998, the maximum benefit limitation was $128,517 (based on a five-year certain and life annuity) and the earnings limitation was $160,000.

         All of the named executive officers also participate in the Tredegar Industries, Inc. Retirement Benefit Restoration Plan (the "Restoration Plan"). The Restoration Plan restores benefits that cannot be paid under the Pension Plan due to the Internal Revenue Code maximum benefit limitation, the earnings limitation, or both. The benefit payable under the Restoration Plan is calculated by subtracting the amount that would have been payable under the Pension Plan if not for the Internal Revenue Code limitations and the amount actually payable under the Pension Plan.


                                                 PENSION PLAN TABLE
                               (Estimated Annual Benefits Payable at Retirement(1)(2))
  Remuneration
(Final-Average Earnings)(3)                                                Years of Service(4)
                                        10            15            20            25            30            35            40
                                        --            --            --            --            --            --            --

$125,000..................            17,497        26,245        34,994        43,742        52,491        61,239        69,988
150,000....................           21,247        31,870        42,494        53,117        63,741        74,364        84,988
175,000....................           24,997        37,495        49,994        62,492        74,991        87,489        99,988
200,000....................           28,747        43,120        57,494        71,867        86,241       100,614       114,988
225,000....................           32,497        48,745        64,994        81,242        97,491       113,739       129,988
250,000....................           36,247        54,370        72,494        90,617       108,741       126,864       144,988
300,000....................           43,747        65,620        87,494       109,367       131,241       153,114       174,988
350,000....................           51,247        76,870       102,494       128,117       153,741       179,364       204,988
400,000....................           58,747        88,120       117,494       146,867       176,241       205,614       234,988
450,000....................           66,247        99,370       132,494       165,617       198,741       231,864       264,988
500,000....................           73,747       110,620       147,494       184,367       221,241       258,114       294,988


------------
     (1) The estimated benefits assume retirement at age 65 and payment for the lifetime of the participant, with five years of payments guaranteed (the normal form of payment under the Pension Plan and the Restoration Plan). The table assumes attainment of age 65 in 1998 and covered compensation of $31,328.

     (2) The estimated benefit set forth in the table was determined using the Internal Revenue Code limitation on earnings that may be used in computing a benefit. The earnings limitation is subject to a transition rule that preserves benefits accrued as of December 31, 1993 based on higher compensation levels. Messrs. Gottwald and Scher have annual accrued benefits of $49,718 and $13,571, respectively, under that transition rule.

     (3) Final-Average Earnings is the average of the highest three consecutive calendar year's earnings (base earnings plus 50% of bonuses) during the ten consecutive years immediately preceding the date of determination. The current compensation covered under the Pension Plan for each of the executive officers named in the Summary Compensation Table is $160,000. As of December 31, 1998, the compensation considered under the Restoration Plan for each of the executive officers named in the Summary Compensation Table is as follows: John D. Gottwald, $419,278; Norman A. Scher, $379,264; Douglas R. Monk, $224,228; Anthony J. Rinaldi, $216,302 and Michael W. Giancaspro, $198,878.

     (4) The years of pension benefit service for each of the executive officers named in the Summary Compensation Table are: John D. Gottwald, 20; Norman A. Scher, 9; Douglas R. Monk, 22; Anthony J. Rinaldi, 22; and Michael W. Giancaspro, 18.

Compensation of Directors

     During 1998, each director who was not an employee of Tredegar or any of its subsidiaries was paid $1,000 for each Board meeting attended. A director who participated in the meeting by telephone was paid $250 per meeting. In addition, each director was paid $750 for each Board committee meeting attended. The chairperson of each Board committee received an additional $250 for each meeting attended of his or her committee. Each director was also paid a quarterly fee of $3,600 in 1998. Employee members of the Board are not paid separately for serving on the Board.

     In addition, pursuant to the Tredegar Industries, Inc. Directors' Stock Plan, each outside director was granted, effective on May 20, 1998, an option to purchase 900 shares of Tredegar common stock at a per share price of $28.61. The options vest proportionately over three years with the first one-third vesting on the first anniversary of the grant date. The options have a ten-year term, however, upon the termination of a director's membership on the Board of Directors, the director will have three months to exercise any remaining portion of his or her option to the extent vested.

Consulting Agreement with Richard W. Goodrum

     Tredegar has a consulting agreement with Richard W. Goodrum, who retired as Executive Vice President and Chief Operating Officer of Tredegar on March 31, 1996. Under the terms of that agreement, Mr. Goodrum continues to serve on Tredegar's Executive and Management Committees and provides other services to Tredegar. As compensation, Tredegar pays Mr. Goodrum $30,000 annually. The agreement automatically renews for one-year periods on March 31st of each year, unless Mr. Goodrum or Tredegar terminates the agreement at least 30 days before the expiration of the then current term of the agreement.

Compensation Committee Report on Executive Compensation

     Tredegar's Executive Compensation Committee (the "Committee") is comprised of three independent directors. No Committee member is a current or former employee of Tredegar or any of its subsidiaries. The Committee's role is to review and approve practices and policies related to compensation primarily for executive officers, including those officers listed in this proxy statement.

Compensation Philosophy

     The Committee's philosophy is based on the principle that executive compensation plans should be designed and administered to motivate and retain highly qualified executives, with incentives linked closely to financial performance and enhanced shareholder value. Control of all fixed costs is critical to Tredegar's continued success. Controlling compensation costs requires a significant portion of compensation increases to be closely linked to performance and, therefore, variable in nature. However, Tredegar should remain competitive with salaries.

Base Salaries

     In determining base salaries, Tredegar identifies a reasonable range around the average for comparable executive positions in a comparison group of companies. Actual officer salaries are generally set within this range based on individual performance and experience. Annual salary increases are considered. The amount of such increases is based on a variety of factors including average increases in comparison companies, individual performance (evaluated subjectively), the officer's position in the pay range, Tredegar's financial condition, and other variable components of compensation.

     The comparison company group for compensation is generally not the same as the published industry index that appears in the performance graph of this proxy statement because index companies are not necessarily viewed as direct competitors for executive talent. Comparison companies are chosen, and information on pay evaluated, with the assistance of independent consultants.

     The 1998 base salary for the Chief Executive Officer (CEO) was $358,167. This salary is below the average for the comparison group.

Bonuses

     Although bonus awards are generally discretionary, the bonus portion of compensation is tied to an assessment of performance. Some division executives' bonuses are linked directly by formula to specific division performance measures. In such cases, economic profit added is the most widely used and most heavily weighted measure. In other cases, a broad range of financial measures as well as progress on strategic issues are reviewed.

     In 1998, total bonuses paid to executive officers were approximately 7% less than the 1997 amount.

     The Committee awarded the CEO a bonus of $135,000, which was $5,000 less than the amount awarded in 1997. In 1998, 27.4% of the CEO's total cash compensation was comprised of incentive cash compensation, compared with 28.6% in 1997. Both 1998 and 1997 incentive cash percentages were below market averages.

Stock Options

     Stock options are considered an important part of compensation at Tredegar. As of February 1, 1999, 927 employees had stock options. Over time the stock price reflects Management's performance. Through the options granted, employees and shareholder interests are more closely tied.

     Tredegar has three stock incentive plans available for awards to executive officers and other employees and individuals providing valuable services to Tredegar or its subsidiaries (collectively the "SIP"). Each year the Committee considers granting awards under the SIP. Consistent with the objective of closely aligning executives' interests with those of Tredegar shareholders, the SIP enables the Committee to grant stock options, stock appreciation rights ("SARs"), and shares of restricted stock. The Committee determines the terms and conditions of any options, SARs, or restricted stock granted.

     Executive officers as a group were granted options for 416,000 shares on a discretionary basis effective as of January 4, 1999, all at above fair market value on the grant date ($23.3125 per share). No options were granted in 1998. With respect to the January, 1999 option awards, the CEO was granted options for 22,000 shares at 25% above fair market value, 22,000 shares at 50% above fair market value, 22,000 shares at 75% above fair market value, and 22,000 shares at 100% above fair market value,

Corporate Tax Considerations

     A law, effective in 1994, disallows corporate tax deductions for executive compensation in excess of $1 million for "proxy table" executives. This law, covered in Internal Revenue Code Section 162(m), allows certain exemptions to the deduction cap, including pay programs that depend on formulas and, therefore, are "performance-based" rather than discretionary.

     While significant parts of Tredegar's compensation program are discretionary, the Company is not currently in danger of losing deductions under Code Section 162(m). The Committee will carefully review any compensation plan or action that would result in the disallowance of compensation deductions. The Committee will consider a variety of factors, including the amount of any deductions that may be lost.

Executive Compensation Committee:

     Richard L. Morrill, Chairman             Emmett J. Rice
     Phyllis Cothran

February 23, 1999

Additional information on compensation paid to Tredegar's executive officers has been included in Tredegar's Annual Report to Shareholders.

Comparative Company Performance

     The following graph compares cumulative total returns for Tredegar, the S&P Small Cap 600(R) Stock Index, and the S&P Manufacturing (Diversified Industries), a nationally recognized industry index, since December 31, 1992. The comparison assumes $100 was invested on December 31, 1992, with dividends reinvested.

                                                              Fiscal Year Ended December 31

                                1993          1994           1995            1996            1997              1998
                                ----          ----           ----            ----            ----              ----

TREDEGAR                        $100           118            220             415             685               707

S&P SMALL CAP 600                100           104            146             201             239               277

S&P MFG.                         100            95            124             150             189               186


                             DESIGNATION OF AUDITORS

         The Board has designated PricewaterhouseCoopers LLP, certified public accountants, as Tredegar's independent auditors for the year 1999, subject to shareholder approval. This firm has audited Tredegar's financial statements since Tredegar became an independent company. A representative of PricewaterhouseCoopers, LLP is expected to be present at the meeting. This representative will be given an opportunity to make a statement and will be available to answer questions.

         PricewaterhouseCoopers LLP's principal function is to audit the consolidated financial statements of Tredegar and its subsidiaries and, in connection with the audit, to review certain related filings with the Securities and Exchange Commission and to conduct limited reviews of the unaudited financial statements included in each of Tredegar's quarterly reports.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE DESIGNATION OF PRICEWATERHOUSECOOPERS LLP AS AUDITORS.


               APPROVAL OF THE AMENDED AND RESTATED INCENTIVE PLAN

         The Board proposes that the shareholders approve the amendment and restatement of the Tredegar Industries, Inc. 1996 Incentive Plan (as amended and restated, the "Incentive Plan"). The Incentive Plan was adopted by the Board on February 24, 1999, subject to the approval of the Corporation's shareholders. The Incentive Plan permits the grant of options to purchase shares of Common Stock from the Corporation, Stock Awards and Incentive Awards.

         The original share authorization for the Incentive Plan was 1,350,000 shares. To date, only 338,175 shares of the original share authorization remain available for grant under the Incentive Plan. In addition, 5,150 shares remain available for grant under Tredegar's 1992 Omnibus Stock Incentive Plan (the "1992 Plan") and no shares remain available for grant under Tredegar's 1989 Incentive Stock Option Plan (the "1989 Plan"). As described under the heading Share Authorization below, the most significant change to the Incentive Plan is to increase the number of shares of Tredegar common stock that may be issued upon the exercise of options and the grant of Stock Awards by 1,500,000 shares for a total of 1,843,325 shares (which includes the 343,325 shares still available for grant under Tredegar's incentive plans). Tredegar will not make any future grants under the 1989 Plan or the 1992 Plan

         Another significant change in the Incentive Plan is the elimination of stock appreciation rights ("SARs"). As proposed, Tredegar will not be permitted to make any future grant of SARs.

         The Board believes that the Incentive Plan will benefit the Corporation by (i) assisting it in recruiting and retaining the services of individuals with ability and initiative, (ii) providing greater incentive for employees and other individuals who provide valuable services to the Corporation or its subsidiaries, and (iii) associating the interests of such persons with those of the Corporation and its shareholders through opportunities for increased stock ownership and performance-based incentive compensation. The more significant features of the Incentive Plan are described below.

Administration

         The Executive Compensation Committee of the Board (the "Compensation Committee") will administer the Incentive Plan. The Compensation Committee will have the authority to select the individuals who will participate in the Incentive Plan ("Participants") and to grant Options and to make Stock Awards and Incentive Awards upon such terms (not inconsistent with the terms of the Incentive Plan), as the Committee considers appropriate. In addition, the Committee will have complete authority to interpret all provisions of the Incentive Plan, to prescribe the form of agreements evidencing awards under the Incentive Plan, to adopt, amend and rescind rules and regulations pertaining to the administration of the Incentive Plan and to make all other determinations necessary or advisable for the administration of the Incentive Plan.

         The Compensation Committee may delegate its authority to administer the Incentive Plan to the Executive Committee of the Board or to an officer of the Corporation. The Compensation Committee, however, may not delegate its authority with respect to individuals who are subject to Section 16 of the Securities Exchange Act of 1934 ("Section 16"). As used in this summary, the term
"Administrator"   means  the  Compensation   Committee  and  any  delegate,   as
appropriate.

Eligibility

         Any employee of the Corporation or any subsidiary and any person who provides services to the Corporation or a subsidiary is eligible to participate in the Incentive Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Corporation or a subsidiary. No person may participate in the Incentive Plan during the time that his participation would prevent the Committee from being "disinterested" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3"). The Corporation is not able to estimate the number of individuals that the Administrator will select to participate in the Incentive Plan or the type or size of awards that the Administrator will approve.

Awards

         Options. Options granted under the Incentive Plan may be incentive stock options ("ISOs") or nonqualified stock options. A stock option entitles the Participant to purchase shares of Common Stock from the Corporation at the option price. The option price will be fixed by the Administrator at the time the option is granted, but the price cannot be less than the shares' fair market value on the date of grant. The option price may be paid in cash or, with the Administrator's consent, with shares of Common Stock, a combination of cash and Common Stock or in installments. Options may be exercised at such times and subject to such conditions as may be prescribed by the Administrator. The maximum period in which an option may be exercised will be fixed by the Administrator at the time the option is granted but cannot exceed ten years in the case of an ISO. Options generally will be nontransferable except by will or the laws of descent and distribution. The Administrator may prescribe that options may be transferred without consideration to members of the Participant's immediate family, a family trust or a family partnership or as permitted under Rule 16b-3, as in effect from time to time.

         No employee may be granted ISOs (under the Incentive Plan or any other plan of the Corporation) that are first exercisable in a calendar year for Common Stock having an aggregate fair market value (determined as of the date the option is granted) exceeding $100,000. In addition, no Participant may be granted options in any calendar year for more than 450,000 shares of Common Stock.

         Stock Awards. The Incentive Plan also permits the grant of Stock Awards, i.e., shares of Common Stock. A Stock Award may be subject to forfeiture or be nontransferable or both unless and until certain conditions are satisfied. These conditions may include, for example, a requirement that the Participant complete a specified period of service or that certain objectives be achieved. The objectives may be based on performance goals that are stated with reference to the fair market value of the Common Stock or on the Company's, a subsidiary's or an operating unit's return on equity, earnings per share, total earnings, earnings growth, return on capital or return on assets. A Stock Award that is not immediately vested and nonforfeitable will be restricted for a period of at least three years; provided, however, that the period shall be at least one year in the case of a Stock Award that is subject to objectives based on one or more of the foregoing performance criteria. No participant may be granted Stock Awards in any calendar year for more than 75,000 shares.

         Incentive Awards. Incentive Awards also may be granted under the Incentive Plan. An Incentive Award is an opportunity to earn a bonus, payable in cash, upon the attainment of stated performance objectives. The performance objectives may be stated with reference to the fair market value of the Common Stock or on the Company's, a subsidiary's or an operating unit's return on equity, earnings per share, total earnings, earnings growth, return on capital or return on assets. The period in which the performance will be measured will be at least one year. Incentive Awards are nontransferable except by will or the laws of descent and distribution except that the Administrator may grant Incentive Awards that are transferable as permitted under Rule 16b-3, as in effect from time to time. No Participant may receive an Incentive Award payment in any calendar year that exceeds the lesser of (i) 75% of the Participant's base salary (prior to any salary reduction or deferral election) as of the date of grant of the Incentive Award or (ii) $250,000.

Share Authorization

         Under the Incentive Plan, a maximum of 1,842,725 shares of Common Stock may be issued upon the exercise of options and the grant of Stock Awards. No more than 300,000 shares of Common Stock may be issued as Stock Awards. These limitations will be adjusted, as the Administrator determines is appropriate, in the event of a change in the number of outstanding shares of Common Stock by reason of a stock dividend, stock split, combination, reclassification, recapitalization, or other similar events. The terms of outstanding awards and the limitations on individual grants also may be adjusted by the Administrator to reflect such changes.

Amendment and Termination

         No option may be granted and no Restricted Stock may be awarded under the Incentive Plan after February 24, 2009. The Board may, without further action by shareholders, terminate or suspend the Incentive Plan in whole or in part. The Board also may amend the Incentive Plan except that no amendment that increases the number of shares of Common Stock that may be issued under the Incentive Plan, changes the class of individuals who may be selected to participate in the Incentive Plan or materially increases the benefits that may be provided under the Incentive Plan will become effective until it is approved by shareholders.

Federal Tax Consequences

         The Corporation has been advised by counsel regarding the federal income tax consequences of the Incentive Plan. No income is recognized by a Participant at the time an option is granted. If the option is an ISO, no income will be recognized upon the Participant's exercise of the option. Income is recognized by a Participant when he disposes of shares acquired under an ISO. The exercise of a nonqualified stock option generally is a taxable event that requires the Participant to recognize, as ordinary income, the difference between the shares' fair market value and the option price.

         Income is recognized on account of the grant of a Stock Award when the shares first become transferable or are no longer subject to a substantial risk of forfeiture. At that time the Participant recognizes income equal to the fair market value of the Common Stock.

         No income is recognized upon the grant of an Incentive Award. Income will be recognized on the date that payment is made under the Incentive Award.

         The employer (either the Corporation or a subsidiary) will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified stock option or the vesting of a Stock Award or the settlement of an Incentive Award. The amount of the deduction is equal to the ordinary income recognized by the Participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO. The employer may claim a federal income tax deduction on account of certain dispositions of ISO stock.

         For the approval of the Incentive Plan, the Plan must be approved by the holders of a majority of the total votes cast on the matter at the meeting. Abstentions and Broker Shares that are not voted on the matter will not be counted in determining the number of votes cast.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE AMENDED AND RESTATED INCENTIVE PLAN.

                  APPROVAL OF CHANGE OF THE CORPORATION'S NAME

         As described in the President's letter to shareholders contained in the Annual Report, shareholders are being asked to approve a change in Tredegar's name from "Tredegar Industries, Inc." to "Tredegar Corporation." Management recommends that the shareholders approve the change in the Corporation's name by amending Article I of the Corporation's Articles of Incorporation to read as follows:

              The name of the Corporation is Tredegar Corporation.

         For the approval of the amendment of the Corporation's Articles of Incorporation to change the name of the Corporation, the amendment must be approved by the holders of a majority of the outstanding shares of Common Stock. Abstentions and Broker Shares that are not voted on the amendment will have the effect of a vote against the amendment.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE CORPORATION.


                        PROPOSALS FOR 2000 ANNUAL MEETING

         Under the regulations of the Securities and Exchange Commission, any shareholder wishing to make a proposal to be acted upon at the 2000 annual meeting of shareholders must present the proposal to Tredegar at its principal office in Richmond, Virginia, no later than November 26, 1999, in order for the proposal to be considered for inclusion in Tredegar's proxy statement.

         In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a shareholder, even if the proposal is not to be included in Tredegar's proxy statement, Tredegar's By-laws provide that the shareholder must give written notice to the Secretary of Tredegar no later than ninety days before the meeting. As to each matter, the notice must contain (i) a brief description of the business desired to be brought before the annual meeting (including the specific proposal to be presented) and the reasons for addressing it at the annual meeting, (ii) the name, record address, and class and number of shares beneficially owned by the shareholder proposing such business, and (iii) any material interest of the shareholder in such business.


                           ANNUAL REPORT ON FORM 10-K

         Tredegar will provide without charge to each person to whom this Proxy Statement has been delivered, on the written request of any such person, a copy of Tredegar's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, including the financial statements and financial statement schedules. Requests should be directed to Tredegar Industries, Inc., 1100 Boulders Parkway, Richmond, Virginia, 23225, Attention: Corporate Secretary. Provided with the copy of the Form 10-K will be a list of exhibits to the Form 10-K, showing the cost of each. Any of such exhibits will be provided upon payment of the charge noted on the list.

                                  OTHER MATTERS

         The Board is not aware of any matters to be presented for action at the meeting other than as described in this Proxy Statement. However, if any other matters are properly raised at the meeting, or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.


                                  By Order of the Board of Directors



                                  Nancy M. Taylor, Secretary

                                     NOTICE

                                       and

                                 PROXY STATEMENT

                                       for

                                 ANNUAL MEETING

                                       of

                                  SHAREHOLDERS

                                  May 20, 1999


                                     [LOGO]





                            Tredegar Industries, Inc.
                              1100 Boulders Parkway
                            Richmond, Virginia 23225

                            TREDEGAR INDUSTRIES, INC.

                               Richmond, Virginia

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 20, 1999


The undersigned hereby appoints Michael W. Giancaspro, Norman A. Scher and Nancy
M. Taylor, or any of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all shares of stock of Tredegar Industries, Inc. that the undersigned is entitled to vote at the annual meeting of shareholders to be held on May 20, 1999, and at any and all adjournments thereof:

1.  ELECTION OF  DIRECTORS
       o FOR all nominees listed below      o WITHHOLD AUTHORITY to vote
         (except as otherwise indicated     for all of the nominees listed below
          below)

         Phyllis Cothran, Richard W. Goodrum and Floyd D. Gottwald, Jr.
       INSTRUCTION: To withhold authority to vote for any of such nominees write the nominee's name on the line provided below

--------------------------------------------------------------------------------

2.  o FOR o AGAINST o ABSTAIN   The  proposal  to  approve  the  designation  of
                                PricewaterhouseCoopers LLP as the auditors for Tredegar for 1999

3.  o FOR o AGAINST o ABSTAIN   The   approval   of  the  Amended  and  Restated
                                Incentive Plan

4.  o FOR o AGAINST o ABSTAIN   The   approval   of   the   amendment   to   the
                                Corporation's   Articles   of  Incorporation  to
                                change  the  name of the Corporation to Tredegar
                                Corporation


In their discretion, the Proxies are authorized to vote upon such other business and matters incident to the conduct of the meeting as may properly come before the meeting.

                    Please sign and date on the reverse side

    This Proxy is solicited on behalf of the Board of Directors. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted for Proposals 1, 2, 3 and 4.


                             Dated _____________________________________, 1999


                             -------------------------------------------------
                                                Signature

                             Please sign name exactly as it appears on the stock certificate. Only one of several joint owners need sign. Fiduciaries should give full title.

                             Please mark, sign, date and return the proxy card promptly using the enclosed envelope.